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                                 EXHIBIT 21.1

                     SCIENTIFIC TECHNOLOGIES INCORPORATED

                          Annual Report on Form 10-K
                         Year ended December 31, 1999


Subsidiaries of the Registrant.

Applied Electro Technology, International, a California corporation Zaisan Inc., a Texas corporation
STI Scientific Technologies GmbH, a German corporation
Lundahl Instruments, Inc., a Utah corporation